Exhibit 16.1

January 29, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Medovex Corporation. under Item 4.01 of its Form 8-K dated January 29, 2015. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Medovex Corporation contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP ■ 750 Third Avenue ■ 11th Floor ■ New York, New York 10017 ■ Phone 212.485.5500 ■ Fax 212.485.5501 ■ marcumllp.com